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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 18, 2000, except for Note 9, as to which the date is February 15, 2000, in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-93015) and related Prospectus of HomeGrocer.com, Inc. for the registration of shares of its common stock.

                                          Ernst & Young LLP

Seattle, Washington
March 9, 2000